UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

ROCKVILLE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Connecticut	30-0288470
(State of incorporation or organization)	(I.R.S. employer identification number)

25 Park Street, Rockville, Connecticut	06066
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  [    ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-121421

Securities to be registered pursuant to Section 12(b) of the Act:

NONE	N/A
(Title of each class to be so registered)	(Name of each exchange on which each class is to be registered)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value per share
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Description of Capital Stock of Rockville Financial, Inc.,” “Our Policy Regarding Dividends,” “Market For Our Common Stock” and “The Reorganization And Stock Offering” which are included in a prospectus dated March 29, 2005 filed by the Registrant pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Securities Act”), on April 6, 2005, in connection with the registration of such securities under the Securities Act pursuant to a Registration Statement on Form S-1 (File No. 333-121421), as amended from time to time. Such prospectus shall be deemed to be incorporated by reference herein. For a description of the provisions of the Registrant’s certificate of incorporation and bylaws that may render a change in control of the registrant more difficult, reference is made to “Restrictions On Acquisition Of Rockville Financial, Inc. and Rockville Bank” in the Registrant’s Registration Statement referenced above.

Item 2.  Exhibits.

1.	Registration Statement on Form S-1, as amended (incorporated by reference, File No. 333-121421).

2.	Amended and Restated Plan of Reorganization and Minority Stock Issuance (incorporated by reference to Exhibit 2 to the Registrant’s Registration Statement on Form S-1, File No. 333-121421).

3.	Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-121421).

4.	Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-121421).

5.	Specimen Common Stock Certificate of Registrant (incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form S-1, File No. 333-121421).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ROCKVILLE FINANCIAL, INC.

By: /s/ William J. McGurk
William J. McGurk
President and Chief Executive Officer

Date: April 6, 2005